                   REGISTRATION RIGHTS AND LOCK UP AGREEMENT


         REGISTRATION RIGHTS AND LOCK UP AGREEMENT, dated November 22, 1993 (the "Agreement"), by and among Southdown, Inc. (the "Company"), Richard C. Blum & Associates, Inc. ("RCBA") and The Carpenters Pension Trust for Southern California (the "Trust") (collectively, the "Parties").

         WHEREAS, RCBA is the beneficial owner, on behalf of the Trust, of 2,521,600 shares of common stock, par value $1.25 of the Company ("Common Stock"), including 2,363,600 shares of Common Stock (the "Common Shares") and 63,200 shares of the Company's Preferred Stock, $3.75 Convertible Exchangeable Series B (the "Series B Shares") which are convertible into 158,000 shares of Common Stock; and

         WHEREAS, RCBA and the Trust have expressed their desire to sell the Common Shares and the Series B Shares; and

         WHEREAS, the Company is considering the public offering of a newly created series of convertible preferred stock (the "Preferred Stock Offering"); and

         WHEREAS, the Company is willing to prepare and file a registration statement with respect to a firm commitment public offering of the Common Shares and the shares of Common Stock into which the Series B Shares are convertible (collectively, the "Shares"); and

         WHEREAS, in connection with such registration statement and to facilitate the Preferred Stock Offering, RCBA and the Trust are willing to "lock up" the Shares and the Series B Shares for a period of time set forth herein, in partial consideration for which the Company will grant them the certain registration rights set forth herein.

         NOW, THEREFORE, for and in consideration of the recitals set forth above and the mutual agreements and transactions contemplated by this Agreement, the Parties hereby agree as follows:

         1.      Registration Rights.

                 a. As promptly as practicable after the date of this Agreement, the Company will prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (or such other form as shall then be in use and which the Company is eligible to file) covering a firm commitment underwritten public offering (the "Offering") of such number of the Shares as shall be specified in writing by RCBA, and, subject to the other provisions of this Agreement, will use its best efforts to cause the registration statement to become effective under the Securities Act of 1933, as amended (the "Act") . The representatives of the underwriters of the Offering shall be Merrill Lynch & Co., Kidder, Peabody & Co. Incorporated, Lehman Brothers, or such additional or different underwriters of national stature as shall be determined by the Company. If RCBA and the Trust include all of their Shares in the Offering, the Company will include in the registration statement relating to the Offering 378,240 shares of Common Stock to be sold by the Company, solely to cover over-allotments, if any. The Company shall have no obligation to request that the registration statement relating to the Offering be declared effective until such time as either (i) the Company and any underwriters of the Preferred Stock Offering are prepared to have any registration statement with respect to the Preferred Stock Offering declared effective, to price the Preferred Stock Offering and to sign an underwriting agreement with respect thereto or (ii) the Company determines to abandon the Preferred Stock Offering, in which event it will promptly give written notice to RCBA.

                 b. If less than all of the Shares have been sold in the Offering prior to the expiration of the period set forth in Section 3, then after that date and prior to March 1, 1995, RCBA and the Trust may give written notice to the Company of the exercise of their one demand registration right under this Agreement. Upon receipt of such notice, the Company will, as promptly as practicable, prepare and file with the Commission a registration statement with respect to the public offering of the remaining Shares (the "Demand Offering"); provided that after March 1, 1995, the Company shall have no obligation to file such a registration statement, shall not be obligated to use its efforts to cause any such registration statement to become effective, may deregister any securities covered by any such registration statement previously declared effective and terminate the related registration statement, and may withdraw any such registration statement previously filed which has not become effective.

         2.      General Registration Procedures.

                 a. When the Company is required to file a registration statement under this Agreement with respect to the Offering or the Demand Offering, the Company, subject to Section 1.a and the last provision of Section 1.b, will:

                          (i)     as promptly as practicable, prepare and file
with the Commission a registration statement (which shall be on Form S-3 to the extent the Company is entitled to use such form) with respect to such offering, and use its best efforts to cause such registration statement to become effective as promptly as practicable thereafter and remain effective for such period ending on or prior to March 1, 1995 (A) as may be required by the Underwriting Agreement or (B) if the Demand Offering is not underwritten, as may be required for the period of the distribution contemplated thereby;

                          (ii)    prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period ending on or prior to March 1, 1995 (A) as may be required by the Underwriting Agreement or (B) if the Demand Offering is not underwritten, as may be required for the period of the distribution contemplated thereby;

                          (iii) furnish to RCBA and the Trust and to each
underwriter such number of copies of such registration statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) as such persons may reasonably request in order to facilitate the Offering or the Demand Offering, as the case may be;

                          (iv)    use its best efforts to register or qualify
the shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as may be required by the Underwriting Agreement or, if the Demand Offering is not underwritten, as may be reasonably requested by RCBA and the Trust;

                          (v)     immediately notify RCBA and the Trust and
such underwriters as may be required under the Underwriting Agreement, at any time when a prospectus relating to the Shares is required to be delivered under the Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                          (vi)    cause to be delivered to the underwriters
under the Underwriting Agreement such opinions of counsel and letters of independent public accountants as are reasonably required by the Underwriting Agreement;

                          (vii) make available for inspection by
representatives of RCBA and the Trust, any underwriter participating in the Offering or the Demand Offering and any attorney, accountant or other agent retained by such representative of RCBA and the Trust or underwriter, all reasonably requested financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative of RCBA and the Trust, underwriter, attorney, accountant or agent in connection with such registration statement; and

                          (viii) make every reasonable effort to obtain the
withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible time.

                 b. In connection with any such registration statement, RCBA and the Trust will furnish promptly to the Company in writing such information with respect to themselves and the related offering as shall be necessary in order to ensure compliance with federal and applicable state securities laws.

                 c. Subject to the other provisions of this Agreement, in connection with the Offering or an underwritten Demand Offering, RCBA, the Trust and the Company agree to enter into a written underwriting agreement with the managing underwriter or underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters, selling shareholders and companies of the Company's size and investment stature (the "Underwriting Agreement"); provided that (i) such agreement shall not contain any such provision applicable to the Company that is inconsistent with the provisions hereof; (ii) the time and place of the closing under such agreement shall be as mutually agreed upon among the Company, RCBA and the Trust and such managing underwriter; and (iii) if the Company elects to sell no shares of Common Stock in the Offering, such agreement shall not call for the sale of any such shares by the Company. The Underwriting Agreement shall contain customary provisions pursuant to which the Company, RCBA and the Trust, and the underwriters each indemnify the others for customary matters, as well as related contribution provisions.

                 d. In connection with the Offerings, any Demand Offering and the related registration statements, the Company shall pay all fees and disbursements of its counsel and independent public accountants. The Company and RCBA and the Trust shall each bear the federal and state registration and filing fees and the underwriting discounts and selling commissions with respect to the shares to be sold by them. RCBA and the Trust shall promptly pay (or, if the Company has paid, reimburse the Company for), upon request, all other third party expenses incurred by the Company in connection with the Offering, any Demand Offering, and the related registration statements, including, without limitation, blue sky fees and expenses, printing expenses, listing fees, fees of the National Association of Securities Dealers, Inc. and fees of transfer agents and registrars. RCBA and the Trust shall pay for the fees and disbursements of their counsel and any transfer taxes on the Shares.

                 e.       (i)     In the event of a registration of any Shares
under the Act pursuant to this Agreement, the Company will indemnify and hold harmless RCBA and the Trust and each underwriter of Shares thereunder and each person who controls RCBA and the Trust or such underwriter within the meaning of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities (including reasonable attorneys' fees), joint or several, to which RCBA and the Trust or such underwriter or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement under which such Shares were registered under the Act pursuant to this Agreement, any preliminary or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse RCBA or the Trust, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by RCBA or the Trust, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

                          (ii)    RCBA and the Trust will indemnify and hold
harmless the Company and each person who controls the Company within the meaning of the Act and the Exchange Act, each officer of the Company who signs a registration statement under which Shares were registered under the Act pursuant to this Agreement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Act and the Exchange Act, against any losses, claims, damages or liabilities (including reasonable attorney's fees), joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement under which Shares were registered under the Act pursuant to this Agreement, any preliminary or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that RCBA and the Trust will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to RCBA or the Trust, furnished in writing to the Company by RCBA or the Trust specifically for use in such registration statement or prospectus; and provided further that the liability of RCBA and the Trust hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of Shares sold by RCBA and the Trust under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the amount of the proceeds received by RCBA and the Trust from the sale of the Shares covered by such registration statement.

                          (iii)  Promptly after receipt by an indemnified party
hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this
Section 2.e. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.e for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                          (iv)    If the indemnification provided for in this
Section 2.e is unavailable or insufficient to hold harmless an indemnified party under subparagraph (i) or (ii) thereof in respect of any losses, claims, damages or liabilities or actions in respect thereof, referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and RCBA and the Trust, on the other, in connection with the statements or omission which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or RCBA or the Trust on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and RCBA and the Trust agree that it would not be just and equitable if contribution pursuant to this subparagraph 2.e(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph 2.e(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above in this subparagraph 2.e(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subparagraph 2.e(iv), the amount that RCBA and the Trust shall be required to contribute shall not exceed the total price at which the securities sold by them were offered to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         3.      No Other Offers or Sales.  RCBA and the Trust agree that until
(A) the earlier of (i) 90 days after the effective date of the registration statement with respect to the Preferred Stock Offering or (ii) the date on which the Company gives written notice to RCBA that it has abandoned the Preferred Stock Offering or (B) March 1, 1994 (but only if neither the registration statement relating to the Preferred Stock Offering has become effective nor has the Company given to RCBA written notice that it has abandoned the Preferred Stock Offering prior to March 1, 1994), neither RCBA nor the Trust nor any of their "affiliates" or "associates" (as such terms are defined in Rule 12b-2 of the Exchange Act) will, directly or indirectly, sell, contract or agree to sell, offer to sell or solicit any offer to purchase or otherwise dispose of any of the Shares or the Series B Shares or any right or option to purchase or acquire the same (except a sale of Shares by RCBA and the Trust to the underwriters of the Offering pursuant to the Underwriting Agreement contemporaneously with the sale of shares of a newly created series of preferred stock by the Company to the underwriters of the Preferred Stock Offering).

         4. Expenses. Each of the Parties shall bear its own expenses in connection with the negotiation, execution and delivery of this Agreement. The fees and expenses in connection with the Offering, the Demand Offering and the related registration statements shall be borne by the Parties as set forth in
Section 2.d.

         5.      Representations and Warranties.

                 a. RCBA and the Trust. RCBA and the Trust represent and warrant to, and covenant and agree with, the Company that:

                          (i)     They have full corporate and trust power and
authority to enter into this Agreement and to consummate the transactions contemplated hereby, and RCBA has full power and authority to bind the Trust and the Shares hereto by RCBA's execution of this Agreement for and on behalf of the Trust;

                          (ii)    The execution, delivery and performance of
this Agreement by them (A) has been duly authorized by all necessary corporate or trust action, as the case may be, (B) will not conflict with or result in a breach, default or violation of (1) any of the terms or provisions of the charter or bylaws or other organizational documents of RCBA or the Trust or (2) any judgment, decree, order, permit, certificate, applicable law or regulation or material agreement, instrument or license, to which either of them is a party or by which either of them or their property is bound, and (C) will not require any consent or approval of any third party which has not been obtained; and

                          (iii)  Neither RCBA nor the Trust owns of record or
beneficially, directly or indirectly, any shares of Common Stock or any other equity security of the Company or any option or warrant or other right to acquire any such equity security, or any security convertible into or exchangeable for any such equity security, except for the Common Shares and the Series B Shares and except for options to purchase 15,000 shares of Common Stock granted to Ronald N. Tutor, a director of the Company and Co-Chairman of the Trust, pursuant to the Company's 1991 Non-Qualified Stock Option Plan for NonEmployee Directors.

                 b. The Company. The Company represents and warrants to, and covenants and agrees with, RCBA and the Trust that:

                          (i)     It has full corporate power and authority to
enter in to this Agreement and to consummate the transactions contemplated hereby; and

                          (ii)    The execution, delivery and performance of
this Agreement by it (A) has been duly authorized by all necessary corporate action, (B) will not conflict with or result in a breach, default or violation of (1) any of the terms or provisions of its charter or bylaws or (2) any judgment, decree, order, permit, certificate, applicable law or regulation or material agreement, instrument or license, to which it is a party or by which it or its property is bound, and (C) will not require any consent or approval of any third party which has not been obtained, other than the Securities and Exchange Commission and applicable state securities commissions.

         6.      Miscellaneous Provisions

                 a. Notices. Any notice, consent or other communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received (i) if personally delivered, delivered by overnight courier, or delivered by telex or telecopy with electronic confirmation, when actually received by the Party to whom sent, or (ii) if delivered by mail (whether actually received or not) , at the close of business on the third business day next following the day when placed in the federal mail, postage prepaid, certified or registered mail, return receipt requested, addressed as follows:

                 If to the Company:

                          Southdown, Inc.
                          Attn:  Edgar J. Marston III
                          1200 Smith Street
                          Suite 2400
                          Houston, Texas 77002
                          Facsimile:  713-653-8010

                 with a copy to:

                          Bracewell & Patterson, L.L.P.
                          Attn:  R. Daniel Witschey, Jr.
                          711 Louisiana Street, Suite 2900
                          Houston, Texas 77002-2781
                          Facsimile:  713-221-1212

                 If to RCBA:

                          Richard C. Blum & Associates, Inc.
                          Attn:  Susan Barnes
                          909 Montgomery Street
                          Suite 400
                          San Francisco, California 94132
                          Facsimile: 415-434-3130

                 with a copy to:

                          Wilmer, Cutler & Pickering
                          Attn:  Michael R. Klein
                          2445 M Street, N.W.
                          Washington, D.C.  20037-1420
                          Facsimile:  202-663-6454

                 If to the Trust:

                          Carpenters Pension Trust
                            for Southern California
                          Attn:  Ron Schoen
                          520 South Virgil Avenue
                          Los Angeles, California 90020
                          Facsimile:  213-739-9318

                 with a copy to:

                          DeCarlo, Connor & Selvo
                          Attn:  Mr. John DeCarlo
                          500 South Virgil Avenue
                          Suite 320
                          Los Angeles, California 90020
                          Facsimile:  213-738-1813

(or to such other address as either Party shall specify by written notice so given)

                 b. Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, and may not be assigned. Section 3 of this Agreement shall also inure to the benefit of and be enforceable by any underwriters of the Preferred Stock Offering.

                 c. Entire Agreement. This Agreement constitutes the final written expression of all of the agreements between the Parties with respect to the subject matter hereof, and is a complete and exclusive statement of those terms. Except as specifically included or referred to herein, this Agreement supersedes all understandings and negotiations concerning the matters specified herein. Any promises or statements made by any Party that differ in any way from the terms of this written agreement shall be given no force or effect (except as specifically included or referred to herein). The Parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision hereof shall be binding upon any Party unless made in writing and signed by all Parties.

                 d. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (exclusive of the conflict of law provisions thereof).

                 e. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                 f.       Headings.        The headings of the Sections of this
Agreement are for the convenience of the Parties only, and shall be given no substantive or interpretive effect whatsoever.

                 g. Waivers. The Company, on the one hand, and RCBA and the Trust, on the other, may, by written notice to the other: (1) waive any inaccuracies in the representations or warranties of the other contained herein or in any document delivered pursuant hereto; (2) waive compliance with any of the conditions or covenants of the other contained herein; or (3) waive performance of any of the obligations of the other hereunder. Except as provided in the preceding sentence, no action taken pursuant hereto, including without limitation any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. No failure or delay on the part of any Party in exercising any right, privilege, power, or remedy under this Agreement, and no course of dealing among the Parties, shall operate as a waiver of such right, privilege, power, or remedy; nor shall any single or partial exercise of any right, privilege, power or remedy under this Agreement preclude any other or further exercise of such right, privilege, power, or remedy, or the exercise of any other right, privilege, power or remedy. No notice to or demand on any Party in any case shall entitle such party to any other or further notice or demand in any similar or other circumstances or constitute a waiver of the right of the Party giving such notice or making such demand to take any other or further action in any circumstances without notice or demand.

                 h.       Severability.    If any provision of this Agreement
or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, and the intent of this Agreement shall be enforced to the greatest extent permitted by law.

                 i. Drafting. Each Party acknowledges that its legal counsel participated in the preparation of this Agreement. The Parties therefore stipulate and agree that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor either Party against the other.

                 j. References. The use of the words "hereof," "herein," "hereunder, " "herewith," "hereto," "hereby," and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, or paragraph of this Agreement, unless the context clearly indicates otherwise.

                 k. Cumulative Rights. All rights and remedies specified herein are cumulative and are in addition to, not in limitation of, any rights or remedies the Parties may have by statute, at law, in equity, or otherwise, and all such rights and remedies may be exercised singularly or concurrently.

                 l. Enforcement; Proper Court. Each of the Parties acknowledges and agrees that irreparable harm would occur if any provision of this Agreement were not performed in accordance with the terms thereof, or were otherwise breached, and that such harm could not be remedied by an award of money damages. Accordingly, the Parties hereto agree that any non-breaching Party shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, within the State of Texas. More specifically, each of the Parties hereto hereby consents to the personal jurisdiction and venue of the United States District Court for the Southern District of Texas, Houston Division or any other court of competent jurisdiction in the State of Texas, for and in respect of any action, suit or proceeding arising under this Agreement, and each Party hereto agrees further that service of process or notice in any action, suit or proceeding shall be effective if given in the manner set forth in Section 6.a hereof.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective duly authorized officers or signatories, to be effective as of the date first above written.

SOUTHDOWN,  INC.                          RICHARD C. BLUM & ASSOCIATES, INC.


By:  /s/ Edgar J. Marston                 By:  /s/ N. Colin Lind
    ----------------------                    ---------------------
         Authorized Officer                   Authorized Officer



                                          THE CARPENTERS PENSION TRUST
                                            FOR SOUTHERN CALIFORNIA



                                          By:  /s/ N. Colin Lind
                                              ---------------------
                                              Authorized Signatory